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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2001

ADAM.COM, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	000-26962 (Commission File Number)	58-1878070 (I.R.S. Employer Identification No.)
1600 RiverEdge Parkway, Suite 800, Atlanta, Georgia (Address of principal executive offices)		30328 (Zip Code)

Registrant's telephone number, including area code: (770) 980-0888

N/A
(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

    On June 22, 2001, adam.com, Inc. ("adam" or the "Company") sold its 50 percent ownership interest in the intellectual property rights associated with the A.D.A.M./Benjamin Cummings Interactive Physiology Series to Pearson Education, Inc. ("Pearson Education") pursuant to an asset purchase agreement for $1,950,000 in cash (the "Asset Sale"). This constituted a disposition of a significant amount of assets. The purchase price was determined through arms' length negotiations. Pearson Education jointly developed and previously co-owned the A.D.A.M./Benjamin Cummings Interactive Physiology Series with adam. The A.D.A.M./Benjamin Cummings Interactive Physiology Series is a learning tool available in both CD-ROM and Web-enabled versions that educates students on physiological concepts and processes associated with the human body's major systems.

    Pearson Education is a major shareholder of adam holding approximately 11% of the outstanding common stock. Linda B. Davis, a director of adam, is the president of Benjamin/Cummings, a publishing imprint of Addison Wesley Longman, Inc., which is an affiliate of Pearson Education, Inc. Prior to adam entering into formal negotiations with Pearson Education with respect to the Asset Sale, Ms. Davis informed the other members of the board of directors and certain senior officers that she was going to actively participate in the negotiations on behalf of Pearson Education. As a result, Ms. Davis recused herself and did not participate in any internal discussions or board approvals.

Item 5. Other Events.

    This report is also filed for the purpose of providing evidence to satisfy Nasdaq's requirements related to the continued listing of the Company's Common Stock on the Nasdaq National Market.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

    (b) Pro Forma Financial Information (unaudited)

    The Pro Forma Statement below presents the Pro Forma Condensed Balance Sheet at May 31, 2001. Pro Forma adjustments have been made for the significant event subsequent to May 31, 2001 as described in the note below.

Pro Forma Condensed Balance Sheet
(in thousands)
(unaudited)

	Historical	Adjustments	Pro Forma
Assets
Cash and short term investments	$1,104	$1,950	$3,054
Accounts receivable (net)	1,540	—	1,540
Other current assets	514	—	514
Plant, property and equipment (net)	648	—	648
Intangible assets (net)	1,835	(130)	1,705
Other long term assets	501	—	501

	$6,142	$1,820	$7,962

Liabilities and Stockholders' Equity
Current liabilities	$787	$—	$787
Deferred Revenue	2,174	—	2,174
Equity	3,181	1,820	5,001

	$6,142	$1,820	$7,962

    Note: This Pro Forma Statement represents the unaudited condensed balance sheet of adam.com, Inc. adjusted for the following item as if it had occurred on May 31, 2001:

  i)
  sale of the Company's 50 percent interest in certain multimedia products for $1,950,000 in cash on June 22, 2001 as described more fully in the press release attached as Exhibit 99.1.

    (c) Exhibits. The following exhibits are furnished with this Report:

  2.1
  —   Asset Purchase Agreement dated June 22, 2001 between Pearson Education, Inc. and adam.com, Inc.

  99.1
  —  Press Release of the Registrant (June 27, 2001)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAM.COM, INC.
June 29, 2001	By:	/s/ ROBERT S. CRAMER Robert S. Cramer Chairman, Chief Executive Officer (Principal Executive Officer)
June 29, 2001	By:	/s/ RAFE PAYNE Rafe Payne Controller, Corporate Secretary (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Name
2.1	Asset Purchase Agreement dated June 22, 2001 between Pearson Education, Inc. and adam.com, Inc.
99.1	Press Release dated June 27, 2001

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  Item 2. Acquisition or Disposition of Assets.
  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.
Pro Forma Condensed Balance Sheet (in thousands) (unaudited)
SIGNATURES
EXHIBIT INDEX